Union National FINANCIAL CORPORATION

Welcome to the 2008 Shareholders' Meeting

THANK YOU!

This presentation contains forward-looking statements. Forward-looking statements include the information concerning possible or assumed future results of operations of Union National Financial Corporation, Union National Community Bank, or the combined company. When we use words such as "believes," "expects," anticipates" or similar expressions, we are making forward-looking statements.

Shareholders should note that many factors, (some of which are discussed in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" of Union National Financial Corporation's 2007 Annual Report), could affect the future financial results of Union National Financial Corporation, Union National Community Bank, or the combined company and could cause those results to differ materially from those expressed in our forward-looking statements.

You should carefully review the risk factors described in documents the Corporation files from time to time with the Securities and Exchange Commission.

What Happened?

What are We Doing About It?

What Should You See?

What Happened?

- External Factors
  - Inverted, Flattening Yield Curve
  - Increased Competition
  - Economic Slowdown
  - NIM Pressure
  - Tightening Credit Market
  - Regulatory Action (MOU)

What Happened?

- Internal Factors
  - Expansion Costs
  - Inefficiencies
  - Investment Portfolio
  - De-leveraging
  - Restructuring
  - Capital Management

What are We Doing About It?

What Are We Doing About It?

Board and Management made very purposeful decisions and took strong action

- Strategy Needed to Change to Meet Changing Economic and Market Conditions.
- Lagging Effect of Cleaning up the Balance Sheet
- Income of $312,000 in 2007
- Dividend Suspended in First Quarter 2008

What Are We Doing About It?

- De-leveraging in First Quarter 2007;
  - Net Losses on Sale of Securities of $519,000
  - Debt Prepayment Penalties of $31,000
- Restructuring Charges of $717,000 in the First and Second Quarters of 2007;

What Are We Doing About It?

- Other-than-Temporary Impairment Charges of $800,000 related to Three Corporate Debt Securities in 2007;

- Costs of $652,000 Incurred in Fourth Quarter 2007 to Shut Down Home Team Financial, LLC;

What Are We Doing About It?

- Increase in Professional Fees of $549,000 for 2007;
- Net Occupancy Expense Charge of $259,000 Related to a Bank Branch Pad Site.

What Are We Doing About It?

The combined 2007 after-tax impact of the above nonrecurring costs totaled $2,327,820 or $0.92 per diluted share, as compared to the $2,132,000 or $0.85 per diluted share decrease in net income from 2006 to 2007.

What Are We Doing About It?

In spite of all these factors, in 2007:

· Top Line Revenue Increased (Interest and Fees on Loans and Leases)	13.6%
· Deposits Increased	10.7%
· Loans Increased	6.7%

What Should You See?

Strategic Direction

“SIMPLIFY”

“BACK TO BASICS”

Union National Financial Corporation
Strategic Direction

CATEGORY:	FROM:	TO:
Investment Portfolio Design	Higher Yield/Higher Risk	Liquidity/ Lower Risk
Lending	Commercial Growth - Moderate Risk	Commercial & Retail Growth & Profit – Moderate Risk
Funding	Wholesale Sources	Core Deposits
Gold Café	Coffee	Banking
Marketing	Corporate Sponsorship & Brand	Specific Promotion & Sales

Union National Financial Corporation
Strategic Direction (Continued)

CATEGORY:	FROM:	TO:
Capital	Synthetic	Common Equity & Earnings
Organizational Design	Overstaffed	Right Sized
Cost Management	Revenue Driven/ High Expense	Revenue Expense Discipline
Earnings	Poor	Above Average
Growth	Geographic Expansion	Market Penetration

	OCC Well-Capitalized	UNCB As of 12/31/06	UNCB As of 12/31/07	UNCB As of 3/31/08	Targets As of 6/30/08
Tier 1 Capital to Average Total Assets	5.00%	7.45%	7.84%	7.95%	8.00%
Tier 1 Capital to Risk-Weighted Assets	6.00%	9.08%	9.17%	9.26%	9.00%
Risk-Based Capital to Risk-Weighted Assets	10.00%	11.22%	11.47%	11.58%	12.00%

Union National Financial Corporation
Strategic Direction (Continued)

CATEGORY:	FROM:	TO:
Capital	Synthetic	Common Equity & Earnings
Organizational Design	Overstaffed	Right Sized
Cost Management	Revenue Driven/ High Expense	Revenue Expense Discipline
Earnings	Poor	Above Average
Growth	Geographic Expansion	Market Penetration

	12/31/06	12/31/07
FTE's	168	140
Number of Employees	182	149

Union National Financial Corporation
Strategic Direction (Continued)

CATEGORY:	FROM:	TO:
Capital	Synthetic	Common Equity & Earnings
Organizational Design	Overstaffed	Right Sized
Cost Management	Revenue Driven/ High Expense	Revenue Expense Discipline
Earnings	Poor	Above Average
Growth	Geographic Expansion	Market Penetration

We believe the restructuring has been completed and now we're moving forward with a new strategy, a new balance sheet, a new team and renewed energy.

Steve Staman, EVP

Mike Peduzzi, SVP

Bonnie Gyenes, VP

Neil Snyder, SVP

Steve Garber, SVP

Mike Mohn, SVP

Brad Willow, SVP

First Quarter Results

First Quarter Results

EARNINGS

	For Three Months Ended		
	March 31, 2008	March 31, 2007	Change
Net Income (Loss)	$413,000	($356,000)	$769,000 or 216% Improvement
Return of Average Stockholders' Equity	5.79%	-5.00%	Improved 10.79%

First Quarter Results

ASSET QUALITY

	As of the Period Ended		
	March 31, 2008	December 31, 2007	March 31, 2007
Allowance for Loan & Lease Losses (ALLL)	$3,742,000	$3,675,000	$3,188,000
Total Loans & Leases	$366,852,000	$364,337,000	$350,602,000
ALLL as a % of Total Loans & Leases	1.02%	1.01%	0.91%
Nonperforming Loans & Leases (Past Due 90+ Days & Nonaccruing	$2,977,000	$3,039,000	$2,244,000
Nonperforming Loans & Leases as a % of Total Loans & Leases	0.81%	0.83%	0.64%

First Quarter Results

LIQUIDITY

	As of the Period Ended		
	March 31, 2008	December 31, 2007	March 31, 2007
Cash & Due from Banks	$16,550,000	$16,700,000	$12,018,000
Federal Funds Sold*	22,342,000	20,955,000	-
Deposits in Other Banks*	209,000	227,000	309,000
Cash & Cash Equivalents	$39,101,000	$37,882,000	$12,327,000
Increase Since 3/31/07	317%	307%	

* Interest-Earning Assets

First Quarter Results

REGULATORY CAPITAL – Union National Community Bank

	Target	Post-De-leveraging		Pre-De-leveraging
		As of Period Ended		
	6/30/2008	3/31/2008	12/31/2007	12/31/2006
Tier 1 Capital (1) To Average Total Assets	8.00%	7.95%	7.84%	7.45%
		Improved by 0.50%		
Tier 1 Capital to Risk-Weighted Assets	9.00%	9.26%	9.17%	9.08%
		Improved by 0.18%		
Risk-Based Capital (2) to Risk-Weighted Assets	12.00%	11.58%	11.47%	11.22%
		Improved by 0.36%		

(1) Tier 1 Capital equals Bank Equity Capital excluding disallowed mortgage servicing assets, and the impact of unrealized gains/losses on securities and derivative holdings.

(2) Risk-based capital equals Tier 1 Capital plus (i) the Allowance for Loan & Lease Losses, and (ii) the amount of Junior Subordinated Debentures (UNCB has $6 million in Jr. Sub. Debentures)

What does this mean to you as a Shareholder?

Looking Forward…...

QUESTIONS?